     As filed with the Securities and Exchange Commission on February 21, 2001
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                          CENTERPOINT PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)

          Maryland                                              36-3910279
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                                 1808 Swift Road
                            Oak Brook, Illinois 60523
                                  630-586-8000

              (Address of registrant's principal executive offices)

                            ------------------------

                    CENTERPOINT PROPERTIES TRUST 2000 OMNIBUS
                      EMPLOYEE RETENTION AND INCENTIVE PLAN
                            (Full Title of the Plans)

                            ------------------------

                               John S. Gates, Jr.
                                    President
                          CENTERPOINT PROPERTIES TRUST
                                 1808 Swift Road
                            Oak Brook, Illinois 60523
                                  630-586-8000
                     (Name and address of agent for service)

                            ------------------------

                                   Copies to:

                             Carter W. Emerson, P.C.
                                Kirkland & Ellis
                       200 East Randolph Drive, Suite 5400
                             Chicago, Illinois 60601
                                  312-861-2000

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                           Proposed
                                                            Maximum            Proposed Maximum
    Title of Securities to be        Amount to be     Offering Price Per      Aggregate Offering          Amount of
           Registered               Registered(1)          Share(2)                Price(2)            Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Shares of
Beneficial Interest..............   1,200,000               $46.15                  $55,380,000           $13,845.00
========================================================================================================================

(1) Represents Common Shares to be acquired pursuant to the Company's 2000 Omnibus Employee Retention and Incentive Plan.
(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(h), based on the average high and low prices of the Common Shares as reported on the New York Stock Exchange on February 20, 2001.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.       PLAN INFORMATION.

              The documents containing the information specified in Part I (plan and registrant information) will be delivered in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

              Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the CenterPoint Properties Trust 2000 Omnibus Employee Retention and Incentive Plan (the "Plan"), will be available without charge by contacting Rockford D. Kottka, Senior Vice President and Treasurer of the Company at (630) 586-8000.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed by the Company with the Commission pursuant to the Exchange Act, and any amendments and supplements thereto, are incorporated herein by reference:

     a. The Company's Annual Report on Form 10-K for the year ended December 31, 1999;

     b. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     c. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

     d. The description of the Company's Common Shares set forth in the Company's Form S-3 registration statement filed with the Commission on August 1, 2000 (File No. 333-42748);

     e. The Company's Annual Report on Form 10-K/A filed with the Commission on August 11, 2000;

     f. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

     g. The Company's Current Report on Form 8-K filed with the Commission on November 9, 2000;

     h. The Company's Quarterly Report on form 10-Q/A filed with the Commission on November 15, 2000; and

     i. The Company's Current Report on Form 8-K filed with the Commission on November 21, 2000.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, hereinafter referred to as Title 8, permits the declaration of trust of a Maryland real estate investment trust to expand or limit the liability of its trustees and officers, unless:

         - the trustee or officer actually receives an improper personal benefit in money, property or services; or

         - a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding that such person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

              However, Title 8 also provides that, although trustees and officers of a Maryland real estate investment trust are not personally liable for the obligations of the trust, trustees are not relieved from liability for any act that constitutes (a) bad faith, (b) willful misfeasance, (c) gross negligence or (d) reckless disregard of the trustee's duties.

Our Declaration of Trust provides that, to the maximum extent permitted by Maryland law from time to time, no trustee or officer acting on our behalf shall be held liable to us or any of our shareholders for monetary damages. Our Declaration of Trust also provides our trustees and officers with limited liability in the absence of any Maryland statute limiting the liability of the trustees and officers of the Trust for money damages in a suit by or on our behalf or by any of our shareholders except if:

         - Our trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit actually received; or

         - a judgment or other final adjudication adverse to our trustee or officer is entered in a proceeding based on a finding in the proceeding that our trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Pursuant to Title 8, a real estate investment trust may indemnify its trustees and officers in respect of any proceeding, except to the extent that any trustee or officer actually received an improper benefit, whether or not involving action in his official capacity, in which the trustee or officer was adjudged to be liable on the basis that personal benefit was improperly received. Title 8 permits a Maryland real estate investment trust to indemnify its trustees and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the trust unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and

         - the act or omission was committed in bad faith or was the result of active and deliberate dishonesty;

         - the indemnified party actually received an improper personal benefit; or

         - in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

Our Declaration of Trust and By-Laws authorize us, to the maximum extent permitted from time to time by Maryland law, to indemnify our present and former trustees and officers and to pay or reimburse their expenses in advance of the final disposition of a proceeding. In addition, our Declaration of Trust permits us to indemnify any individual who, while acting as our trustee serves or has served another corporation, trust, partnership, joint venture, employee benefit plan or any other enterprise as a director, officer, partner or trustee. Furthermore, our By-Laws specify that all persons entitled to indemnification by us for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding must have acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, they must have had no reasonable cause to believe their conduct was unlawful.

Our By-laws also authorize us to indemnify any party to an action or suit by us or in our right by reason of the fact that person is or was acting as our director, officer, employee or agent or is or was serving at our request as a director, trustee, officer, employee or agent of another enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. However, no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duties to us, subject to certain exceptions.

It is the position of the Securities and Exchange Commission that indemnification of trustees for liabilities arising under the Securities Act is against public policy and is unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

The following exhibits are filed as part of this registration statement:

         EXHIBIT     DESCRIPTION
         -------     -----------
           4.1       2000 Omnibus Employee Retention and Incentive Plan*

           5.1 Opinion Letter of Kirkland & Ellis regarding the validity of the securities being registered

           5.2 Opinion Letter of Gordon, Feinblatt, Rothman and Hoffberger regarding the validity of the securities being registered.

          23.1       Consent of Kirkland & Ellis (included as part of
                     Exhibit 5.1)

          23.2       Consent of Gordon, Feinblatt, Rothman, Hoffberger &
                     Hollander (included as part of Exhibit 5.2)

          23.3       Consent of PricewaterhouseCoopers LLP

          24 Powers of Attorney of Trustees of the Company (included on signature page)

---------------------
*Incorporated by reference from Exhibit 10.19 of the Company's Annual Report on Form 10-K/A filed with the Commission on August 11, 2000.

ITEM 9.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15-d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, Illinois, on the 21st day of February, 2001.

                             CENTERPOINT PROPERTIES TRUST,
                             a Maryland real estate investment trust


                             BY:     /s/   John S. Gates, Jr.
                             ---------------------------------------------------
                                    John S. Gates, Jr., President and
                                    Chief Executive Officer



                             BY:     /s/   Paul S. Fisher
                             ---------------------------------------------------
                                    Paul S. Fisher, Executive Vice
                                    President and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated. Each of the following persons does hereby authorize and designate John S. Gates, Jr., Paul S. Fisher and Michael M. Mullen, or any of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments.


           SIGNATURE            NAME AND TITLE                  DATE
           ---------            --------------                  ----
                        Martin Barber, Chairman
/s/ Martin Barber       and Trustee                          February 9, 2001
-----------------------
                        John S. Gates, Jr., President,
/s/ John S. Gates, Jr.  Chief Executive Officer and Trustee  February 21, 2001
-----------------------
                        Robert L. Stovall, Trustee and
/s/ Robert L. Stovall   Vice Chairman                        February 8, 2001
-----------------------
                        Nicholas C. Babson
/s/ Nicholas C. Babson  Independent Trustee                  February 8, 2001
-----------------------
                        Norman R. Bobins
/s/ Norman R. Bobins    Independent Trustee                  February 8, 2001
-----------------------
                        Alan D. Feld
/s/ Alan D. Feld        Independent Trustee                  February 7, 2001
-----------------------
                        Thomas E. Robinson
/s/ Thomas E. Robinson  Independent Trustee                  February 9, 2001
-----------------------

                                INDEX TO EXHIBITS

EXHIBIT                               DESCRIPTION
-------                               -----------
  4.1       2000 Omnibus Employee Retention and Incentive Plan*

  5.1 Opinion Letter of Kirkland & Ellis regarding the validity of the securities being registered

  5.2 Opinion Letter of Gordon, Feinblatt, Rothman and Hoffberger regarding the validity of the securities being registered.

 23.1       Consent of Kirkland & Ellis (included as part of Exhibit 5.1)

 23.2 Consent of Gordon Feinblatt, Rothman and Hoffberger (included as part of Exhibt 5.2)

 23.3       Consent of PricewaterhouseCoopers LLP

 24 Powers of Attorney of Trustees of the Company (included on signature page)

---------------
*Incorporated by reference from Exhibit 10.19 of the Company's Annual Report on Form 10-K/A filed with the Commission on August 11, 2000.